NEWS FOR IMMEDIATE RELEASE

Exhibit 99.1

Viad Corp Reports 2024 THIRD Quarter Results

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Strong third quarter performance at both Pursuit and GES
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Pursuit completes tuck-in acquisition in Glacier National Park
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Sale of GES for $535 million is on track to close on December 31, 2024

SCOTTSDALE, November 7, 2024 -- Viad Corp (NYSE: VVI), a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition services, and experiential marketing, today reported results for the 2024 third quarter.

Steve Moster, Viad’s President and Chief Executive Officer, commented, “We delivered another quarter of strong operational and financial results at both Pursuit and GES. Outside of Jasper, Pursuit's revenue grew approximately 13% during the quarter from the significant demand for our unforgettable experiences. GES' outperformance was largely driven by successful execution at our major non-annual shows and disciplined cost management. We expect to deliver significant full year growth in consolidated adjusted EBITDA, and both businesses are positioned for continued success.”

Moster continued, "We’re also pleased to report that we recently completed the acquisition of a great tuck-in experience for our Glacier Park Collection and that we are on track to complete the transformative sale of GES by the end of the year. This transaction will establish Pursuit as a pure-play, high-growth and high-margin business with the financial flexibility and balance sheet capacity to accelerate its Refresh, Build, Buy growth strategy and capitalize on its substantial growth prospects in the hospitality and attractions space."

Financial Highlights

	Three months ended September 30,
(in millions, except per share data)	2024	2023	$ Change	% Change

Revenue	$455.7	$365.9	$89.8	24.5%
Pursuit Revenue	182.3	186.9	(4.7)	(2.5%)
GES Revenue	273.4	179.0	94.5	52.8%
Net Income Attributable to Viad	$48.6	$41.3	$7.3	17.8%
Adjusted Net Income*	58.8	43.3	15.5	35.7%
Diluted EPS Attributable to Viad	$1.65	$1.41	$0.24	17.0%
Adjusted Diluted EPS*	2.01	1.49	0.52	34.9%
Consolidated Adjusted EBITDA*	$103.1	$86.3	$16.9	19.6%
Pursuit Adjusted EBITDA*	86.3	91.8	(5.5)	(6.0%)
GES Adjusted EBITDA*	20.2	(2.0)	22.2	**
Corporate Adjusted EBITDA*	(3.4)	(3.5)	0.1	4.2%

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

** Change is greater than +/- 100 percent

In addition to the commentary below, further information regarding our financial results, trends, and outlook are available in a supplemental earnings presentation, which can be accessed on the “Investors” section of our website, and in the financial tables accompanying this press release.

Third Quarter Results

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Revenue of $455.7 million increased $89.8 million (24.5%) from the 2023 third quarter.
o
Pursuit revenue of $182.3 million decreased $4.7 million (-2.5%) year-over-year due to temporary closures and lower visitation caused by the Jasper wildfire, partially offset by growth across our other geographies.

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Excluding our Jasper properties, Pursuit revenue increased $17.2 million (13.1%).
o
GES revenue of $273.4 million increased $94.5 million (52.8%) year-over-year primarily due to incremental revenue of about $104 million from the timing of major non-annual shows.
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Net income attributable to Viad of $48.6 million increased $7.3 million from the 2023 third quarter primarily due to stronger performance at GES, partially offset by asset impairment charges and GES transaction-related expenses.
o
Adjusted net income* of $58.8 million increased $15.5 million year-over-year primarily due to improved results at GES.
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Consolidated adjusted EBITDA* of $103.1 million increased $16.9 million from the 2023 third quarter.
o
Pursuit adjusted EBITDA* of $86.3 million decreased $5.5 million year-over-year primarily due to lower revenue from the Jasper wildfire, combined with a year-over-year increase in certain general and operating costs.
o
GES adjusted EBITDA of $20.2 million increased $22.2 million year-over-year primarily driven by higher revenue and significant margin expansion.

Cash Flow and Balance Sheet Highlights

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Our cash flow from operations was an inflow of about $110 million for the third quarter.
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Our capital expenditures for the third quarter totaled approximately $15 million, comprising $9.7 million for Pursuit (inclusive of about $3 million for growth projects) and $5.1 million for GES.
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Our debt payments (net) totaled $93.7 million for the third quarter.
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Our total liquidity was $228.8 million as of September 30, 2024, comprising cash and cash equivalents of $64.6 million and $164.3 million of capacity available on our revolving credit facility.
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Our debt was $398.2 million, and our net leverage ratio was 1.7x at the end of the third quarter.

Pursuit Acquisition

On November 6, 2024, Pursuit expanded its collection of accommodation and hospitality experiences within Glacier National Park with the acquisition of Eddie’s Café & Mercantile, which includes food and beverage and retail offerings as well as newly constructed Apgar Lookout Retreat guest accommodations. Eddie’s and the Apgar Lookout Retreat are located adjacent to Pursuit’s existing 48 room Apgar Village Lodge near the picturesque shores of Lake McDonald on privately held land inside Glacier National Park.

Pursuit President David Barry commented, “Eddie’s has a long and successful history operating in Apgar and we are very proud to continue its success as part of our Glacier Park Collection. Apgar Lookout Retreat’s six high-end accommodation units are beautiful and a step above all of the other lodging experiences in the West Glacier area. This acquisition is a perfect complement to our existing guest rooms in Apgar Village and is well positioned to serve the approximately 1 million park visitors that come through Apgar as they explore Glacier National Park.”

2024 Outlook

Based on our stronger than expected performance year-to-date in 2024 and favorable underlying demand trends we are seeing, we are revising our prior full year guidance ranges. We expect GES will achieve Adjusted EBITDA of $90 million to $95 million, up from previous expectations of $85 million to $95 million. Additionally, we have narrowed our range for Pursuit’s Adjusted EBITDA to $87 million to $92 million.

Our guidance for Viad consolidated, Pursuit, and GES is below.

(in millions)	Fourth Quarter	Full Year
Viad Consolidated
Revenue	$240 to $260	Up high-single to low-double digits
Adjusted EBITDA	$(9) to $0	$163 to $172
Cash flow from Operations	$(43) to $(33)	$90 to $100
Capital Expenditures	$12 to $17 (including growth capex of ~$3)	$65 to $70 (including growth capex of ~$20)
Effective Tax Rate	1% to 2%	35% to 36%
Pursuit
Revenue	$40 to $45	Up low-single digits
Adjusted EBITDA	$(12) to $(7)	$87 to $92
GES
Revenue	$200 to $215	Up low-double digits
Adjusted EBITDA	$6 to $11	$90 to $95

Conference Call Details

Management will host a conference call to review third quarter 2024 results on Thursday, November 7, 2024, at 5 p.m. (Eastern Time).

The conference call can be accessed with operator assistance by calling (404) 975-4839 or (833) 470-1428 and entering the access code 418347.

To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://www.netroadshow.com/events/login?show=acecadfb&confId=71998. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. We recommend that you register in advance to ensure access for the full call.

A live audio webcast of the call will also be available in listen-only mode through the “Investors” section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (929) 458-6194 or (866) 813-9403 and entering the access code 590564.

Additionally, we posted a supplemental earnings presentation, containing our financial results, trends and outlook, on the “Investors” section of our website prior to the conference call. We will refer to this presentation during the call.

About Viad

Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition services, and experiential marketing through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.

Pursuit is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, and Iceland. Pursuit’s elevated hospitality experiences include 14 world-class point-of-interest attractions and 27 distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

GES is a global exhibition services and experiential marketing company offering a comprehensive range of services to the world’s leading event organizers and brands through two reportable segments, GES Exhibitions and Spiro. GES Exhibitions is a global exhibition and trade show management business that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East. Spiro is a global experiential marketing agency that partners with leading brands around the world to manage and elevate their experiential marketing activities, bonding brand and customer.

For more information, visit www.viad.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Viad or its management believes or anticipates may occur in the future, including all statements regarding the expected timing of the closing of the GES transaction, the use of proceeds of the transaction, potential benefits of the transaction, expectations concerning Pursuit’s opportunities and performance as a standalone public company, and the expected Chief Executive Officer transition in connection with the closing of the GES transaction. Similarly, statements that describe our go-forward business strategy, objectives, plans, intentions, or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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the pending sale of our GES business may not be completed in the timeframe or on the terms we anticipate (or at all);
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we may not realize the full strategic, financial, operational and other benefits that are expected to result from the pending sale of our GES business;
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general economic uncertainty in key global markets and a worsening of global economic conditions;
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travel industry disruptions;
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the impact of our overall level of indebtedness, as well as our financial covenants, on our operational and financial flexibility;
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seasonality of our businesses;
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unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
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the importance of key members of our account teams to our business relationships;
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our ability to manage our business and continue our growth if we lose any of our key personnel;
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the competitive nature of the industries in which we operate;
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our dependence on large exhibition event clients;
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adverse effects of show rotation on our periodic results and operating margins;
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transportation disruptions and increases in transportation costs;
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natural disasters, weather conditions, accidents, and other catastrophic events;
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our exposure to labor cost increases and work stoppages related to unionized employees;
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our multi-employer pension plan funding obligations;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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our exposure to cybersecurity attacks and threats;
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our exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations;
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sufficiency and cost of insurance coverage; and
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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K and our most recent Current Report on Form 10-Q filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Forward-Looking Non-GAAP Measures

The company has not quantitatively reconciled its guidance for adjusted EBITDA to its respective most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, transaction-related costs, and attraction start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

Contact

Carrie Long or Michelle Porhola

Investor Relations

(602) 207-2681

ir@viad.com

VIAD CORP

TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change

Revenue:
Pursuit	$182,257	$186,940	$(4,683)	(2.5%)	$320,689	$308,077	$12,612	4.1%
GES:
Spiro	82,205	58,887	23,318	39.6%	242,585	199,617	42,968	21.5%
GES Exhibitions	194,806	122,115	72,691	59.5%	551,623	446,146	105,477	23.6%
Inter-segment eliminations	(3,564)	(2,043)	(1,521)	(74.4%)	(7,158)	(6,839)	(319)	-4.7%
Total GES	273,447	178,959	94,488	52.8%	787,050	638,924	148,126	23.2%
Total	$455,704	$365,899	$89,805	24.5%	$1,107,739	$947,001	$160,738	17.0%

Segment operating income (loss):
Pursuit	$75,903	$81,375	$(5,472)	(6.7%)	$64,710	$72,074	$(7,364)	-10.2%
GES:
Spiro	6,918	179	6,739	**	28,436	11,632	16,804	**
GES Exhibitions	9,714	(5,529)	15,243	**	44,353	20,235	24,118	**
Total GES	16,632	(5,350)	21,982	**	72,789	31,867	40,922	**
Total	$92,535	$76,025	$16,510	21.7%	$137,499	$103,941	$33,558	32.3%
Corporate eliminations	13	17	(4)	(23.5%)	45	49	(4)	-8.2%
Corporate activities (Note A)	(7,757)	(3,579)	(4,178)	**	(17,612)	(10,255)	(7,357)	-71.7%
Gain on sale of ON Services	-	-	-	**	-	(204)	204	-100.0%
Restructuring (charges) recoveries	(383)	(480)	97	20.2%	326	(1,125)	1,451	**
Impairment charges (Note B)	(6,110)	-	(6,110)	**	(6,110)	-	(6,110)	**
Other expense, net	(407)	(554)	147	26.5%	(1,287)	(1,533)	246	16.0%
Net interest expense	(11,428)	(12,476)	1,048	8.4%	(35,858)	(37,081)	1,223	3.3%
Income from continuing operations before income taxes	66,463	58,953	7,510	12.7%	77,003	53,792	23,211	43.1%
Income tax expense (Note C)	(10,509)	(9,173)	(1,336)	(14.6%)	(17,247)	(13,623)	(3,624)	-26.6%
Income from continuing operations	55,954	49,780	6,174	12.4%	59,756	40,169	19,587	48.8%
Income (loss) from discontinued operations	(90)	(654)	564	86.2%	743	(855)	1,598	**
Net income	55,864	49,126	6,738	13.7%	60,499	39,314	21,185	53.9%
Net income attributable to noncontrolling interest	(7,178)	(7,716)	538	7.0%	(8,062)	(8,221)	159	1.9%
Net (income) loss attributable to redeemable noncontrolling interest	(71)	(139)	68	48.9%	372	270	102	37.8%
Net income attributable to Viad	$48,615	$41,271	$7,344	17.8%	$52,809	$31,363	$21,446	68.4%

Amounts Attributable to Viad:
Income from continuing operations	$48,705	$41,925	$6,780	16.2%	$52,066	$32,218	$19,848	61.6%
Income (loss) from discontinued operations	(90)	(654)	564	86.2%	743	(855)	1,598	**
Net income	$48,615	$41,271	$7,344	17.8%	$52,809	$31,363	$21,446	68.4%

Income per common share attributable to Viad (Note D):
Basic income per common share	$1.68	$1.43	$0.25	17.5%	$1.69	$0.93	$0.76	81.7%
Diluted income per common share	$1.65	$1.41	$0.24	17.0%	$1.67	$0.92	$0.75	81.5%

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	21,166	20,885	281	1.3%	21,107	20,825	282	1.4%
Additional dilutive shares related to share-based compensation	449	289	160	55.4%	410	200	210	**
Diluted weighted-average outstanding common shares	21,615	21,174	441	2.1%	21,517	21,025	492	2.3%

Adjusted EBITDA* by Reportable Segment:
Pursuit	$86,313	$91,788	$(5,475)	(6.0%)	$98,843	$100,955	$(2,112)	-2.1%
GES:
Spiro	7,567	775	6,792	**	30,308	13,452	16,856	**
GES Exhibitions	12,632	(2,779)	15,411	**	53,220	28,133	25,087	89.2%
Total GES	20,199	(2,004)	22,203	**	83,528	41,585	41,943	**
Corporate	(3,382)	(3,530)	148	4.2%	(10,602)	(10,037)	(565)	-5.6%
Consolidated Adjusted EBITDA	$103,130	$86,254	$16,876	19.6%	$171,769	$132,503	$39,266	29.6%

Capitalization Data:
Cash and cash equivalents	$64,552	$106,268	$(41,716)	(39.3%)
Total debt	398,202	477,645	(79,443)	(16.6%)
Viad shareholders' equity	96,765	51,750	45,015	87.0%
Non-controlling interests (redeemable and non-redeemable)	97,300	94,500	2,800	3.0%
Convertible Series A Preferred Stock (Note E):
Convertible preferred stock (including accumulated dividends paid in kind)***	141,827	141,827	-	0.0%
Equivalent number of common shares	6,674	6,674	-	0.0%

* Refer to Table Two for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

** Change is greater than +/- 100 percent

*** Amount shown excludes transaction costs, which are netted against the value of the preferred shares when presented on Viad's balance sheet.

VIAD CORP

TABLE ONE - NOTES TO QUARTERLY RESULTS (UNAUDITED)

(A) Corporate activities - The increase in corporate activities is primarily due to transaction-related costs including consulting, accounting, legal, and other costs incurred related to the pending sale of the GES business of approximately $4.3 million during the three months ended September 30, 2024 and $6.7 million during the nine months ended September 30, 2024.

(B) Impairment charges - On July 2, 2019, we executed a facility lease with the intent of building a new FlyOver attraction, FlyOver Canada Toronto. Effective August 6, 2024, this facility lease was terminated. During the three months ended September 30, 2024, we recorded an asset impairment charge of $5.5 million related to site-specific engineering plans developed for this attraction. Additionally, during July 2024, a wildfire entered Jasper National Park and Pursuit’s Wilderness Kitchen was lost to the wildfire. During the three months ended September 30, 2024, we recorded an impairment charge of $0.6 million against intangible assets (trademark and favorable lease) related to this loss.

(C) Income tax expense – The effective tax rate was 15.8% for the three months ended September 30, 2024, 15.6% for the three months ended September 30, 2023, 22.4% for the nine months ended September 30, 2024, and 25.3% for nine months ended September 30, 2023. The effective tax rates differed from the 21% federal rate as we do not recognize a tax benefit primarily on losses in the United States where we have a valuation allowance. During the three months ended September 30, 2024, we released a valuation allowance of $0.5 million recorded on deferred tax assets with certain separate states. During the nine months ended September 30, 2024, we also recorded a $1.1 million benefit for the release of the valuation allowance recorded on the United Kingdom’s tax loss carryforwards, offset by a $0.5 million expense during the first quarter of 2024 to record estimated withholding taxes associated with repatriating Sky Lagoon’s earnings and a valuation allowance against the tax credit generated from this withholding tax. The effective tax rate for the nine months ended September 30, 2023, was further impacted by the release of a valuation allowance of $2.1 million during the first quarter of 2023 on deferred tax assets associated with certain separate state filings, which more than offset taxes due in jurisdictions without a valuation allowance.

(D) Income per common share — We apply the two-class method in calculating income (loss) per common share as preferred stock and unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income per share.

Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities. The as-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities. Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended September 30,				Nine months ended September 30,
(in thousands)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change

Net income attributable to Viad	$48,615	$41,271	$7,344	17.8%	$52,809	$31,363	$21,446	68.4%
Convertible preferred stock dividends	(1,950)	(1,950)	-	0.0%	(5,850)	(5,850)	-	0.0%
Undistributed income attributable to Viad	46,665	39,321	7,344	18.7%	46,959	25,513	21,446	84.1%
Less: Allocation to participating securities	(11,187)	(9,522)	(1,665)	(17.5%)	(11,282)	(6,194)	(5,088)	-82.1%
Net income allocated to Viad common shareholders (basic)	$35,478	$29,799	$5,679	19.1%	$35,677	$19,319	$16,358	84.7%
Add: Allocation to participating securities	177	98	79	80.6%	165	44	121	**
Net income allocated to Viad common shareholders (diluted)	$35,655	$29,897	$5,758	19.3%	$35,842	$19,363	$16,479	85.1%

Basic weighted-average outstanding common shares	21,166	20,885	281	1.3%	21,107	20,825	282	1.4%
Additional dilutive shares related to share-based compensation	449	289	160	55.4%	410	200	210	**
Diluted weighted-average outstanding common shares	21,615	21,174	441	2.1%	21,517	21,025	492	2.3%

** Change is greater than +/- 100 percent

(E) Convertible Series A Preferred Stock — On August 5, 2020, we entered into an Investment Agreement with funds managed by private equity firm Crestview Partners, relating to the issuance of 135,000 shares of newly issued Convertible Series A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $135 million or $1,000 per share. The Convertible Series A Preferred Stock carries a 5.5% cumulative quarterly dividend, which is payable in cash or in-kind at Viad’s option and is convertible into shares of our common stock at a conversion price of $21.25 per share.

VIAD CORP

TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Adjusted Net Income (Loss)", "Adjusted EBITDA", "Segment Operating Income (Loss)", and "Adjusted Segment Operating Income (Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Adjusted Net Income (Loss), Segment Operating Income (Loss), and Adjusted Segment Operating Income (Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Adjusted net income:
Net income attributable to Viad	$48,615	$41,271	$7,344	17.8%	$52,809	$31,363	$21,446	68.4%
(Income) loss from discontinued operations attributable to Viad	90	654	(564)	(86.2%)	(743)	855	(1,598)	**
Income from continuing operations attributable to Viad	48,705	41,925	6,780	16.2%	52,066	32,218	19,848	61.6%
Gain on sale of ON Services	-	-	-	**	-	204	(204)	-100.0%
Restructuring charges (recoveries), pre-tax	383	480	(97)	(20.2%)	(326)	1,125	(1,451)	**
Impairment charges, pre-tax	6,110	-	6,110	**	6,110	-	6,110	**
Transaction-related costs and other non-recurring expenses, pre-tax (Note A)	4,608	924	3,684	**	9,167	2,235	6,932	**
Remeasurement of finance lease obligation attributable to Viad, pre-tax (Note B)	(568)	224	(792)	**	(148)	(599)	451	75.3%
Tax expense (benefit) on above items	104	(216)	320	**	(66)	93	(159)	**
Favorable tax matters	(532)	-	(532)	**	(532)	(2,103)	1,571	74.7%
Adjusted net income	$58,810	$43,337	$15,473	35.7%	$66,271	$33,173	$33,098	99.8%

Adjusted diluted EPS:
Adjusted net income (as reconciled above)	$58,810	$43,337	$15,473	35.7%	$66,271	$33,173	$33,098	99.8%
Convertible preferred stock dividends	(1,950)	(1,950)	-	0.0%	(5,850)	(5,850)	-	0.0%
Undistributed adjusted net income attributable to Viad (Note C)	56,860	41,387	15,473	37.4%	60,421	27,323	33,098	**
Less: Allocation to participating securities (Note D)	(13,415)	(9,919)	(3,496)	(35.2%)	(14,304)	(6,586)	(7,718)	**
Diluted adjusted net income allocated to Viad common shareholders	$43,445	$31,468	$11,977	38.1%	$46,117	$20,737	$25,380	**
Diluted weighted-average outstanding common shares	21,615	21,174	441	2.1%	21,517	21,025	492	2.3%
Adjusted diluted EPS	$2.01	$1.49	$0.52	34.9%	$2.14	$0.99	$1.15	**

** Change is greater than +/- 100 percent

(A) Transaction-related costs and other non-recurring expenses include:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
Acquisition integration costs - Pursuit[1]	$2	$-	$2	$30
Transaction-related costs - Pursuit[1]	78	110	130	184
Transaction-related costs - Corporate[2]	4,304	14	6,713	17
Attraction start-up costs[1,3]	207	800	2,167	1,909
Other non-recurring expenses[2,4]	17	-	155	95
Transaction-related and other non-recurring expenses, pre-tax	$4,608	$924	$9,167	$2,235

1 Included in segment operating loss

2 Included in corporate activities

3 Includes costs primarily related to the development of Pursuit's new FlyOver attraction in Chicago and trailing costs related to the FlyOver Toronto lease exit.

4 Includes non-capitalizable fees and expenses related to Viad’s shelf registration in 2024 and Viad’s credit facility refinancing efforts in 2023.

(B) Remeasurement of finance lease obligation attributable to Viad represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Viad’s 51% interest in Sky Lagoon.

(C) We exclude the adjustment to the redemption value of redeemable noncontrolling interest from the calculation of adjusted net income (loss) per share as it is a non-cash adjustment that does not affect net income or loss attributable to Viad.

(D) Preferred stock and unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating adjusted net income (loss) per common share unless the effect of such inclusion is anti-dilutive. The following table provides the share data used for calculating the allocation to participating securities if applicable:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
Weighted-average outstanding common shares	21,615	21,174	21,517	21,025
Effect of participating convertible preferred shares (if applicable)	6,674	6,674	6,674	6,674
Effect of participating non-vested shares (if applicable)	-	-	-	3
Weighted-average shares including effect of participating interests (if applicable)	28,289	27,848	28,191	27,702

VIAD CORP

TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
($ in thousands)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Viad Consolidated:
Revenue	$455,704	$365,899	$89,805	24.5%	$1,107,739	$947,001	$160,738	17.0%

Net income attributable to Viad	$48,615	$41,271	$7,344	17.8%	$52,809	$31,363	$21,446	68.4%
Net income attributable to noncontrolling interest	7,178	7,716	(538)	(7.0%)	8,062	8,221	(159)	-1.9%
Net income (loss) attributable to redeemable noncontrolling interest	71	139	(68)	(48.9%)	(372)	(270)	(102)	-37.8%
(Income) loss from discontinued operations	90	654	(564)	(86.2%)	(743)	855	(1,598)	**
Net interest expense	11,428	12,476	(1,048)	(8.4%)	35,858	37,081	(1,223)	-3.3%
Income tax expense	10,509	9,173	1,336	14.6%	17,247	13,623	3,624	26.6%
Depreciation and amortization	14,844	12,428	2,416	19.4%	42,961	37,707	5,254	13.9%
Gain on sale of ON Services	-	-	-	**	-	204	(204)	-100.0%
Restructuring charges (recoveries)	383	480	(97)	(20.2%)	(326)	1,125	(1,451)	**
Impairment charges	6,110	-	6,110	**	6,110	-	6,110	**
Other expense, net	407	554	(147)	(26.5%)	1,287	1,533	(246)	-16.0%
Start-up costs (A)	207	800	(593)	(74.1%)	2,167	1,909	258	13.5%
Transaction-related costs	4,382	124	4,258	**	6,843	201	6,642	**
Integration costs	2	-	2	**	2	30	(28)	-93.3%
Other non-recurring expenses (B)	17	-	17	**	155	95	60	63.2%
Remeasurement of finance lease obligation (C)	(1,113)	439	(1,552)	**	(291)	(1,174)	883	75.2%
Consolidated Adjusted EBITDA	$103,130	$86,254	$16,876	19.6%	$171,769	$132,503	$39,266	29.6%
Adjusted EBITDA attributable to noncontrolling interest	(9,518)	(11,347)	1,829	16.1%	(14,561)	(14,773)	212	1.4%
Consolidated Adjusted EBITDA attributable to Viad	$93,612	$74,907	$18,705	25.0%	$157,208	$117,730	$39,478	33.5%

Consolidated Adjusted EBITDA by Business:
Pursuit	$86,313	$91,788	$(5,475)	(6.0%)	$98,843	$100,955	$(2,112)	-2.1%
Total GES	20,199	(2,004)	22,203	**	83,528	41,585	41,943	**
Total	106,512	89,784	16,728	18.6%	182,371	142,540	39,831	27.9%
Corporate EBITDA (D)	(3,382)	(3,530)	148	4.2%	(10,602)	(10,037)	(565)	-5.6%
Consolidated Adjusted EBITDA	$103,130	$86,254	$16,876	19.6%	$171,769	$132,503	$39,266	29.6%

Pursuit Adjusted EBITDA:
Revenue	$182,257	$186,940	$(4,683)	(2.5%)	$320,689	$308,077	$12,612	4.1%
Cost of services and products	(106,354)	(105,565)	(789)	(0.7%)	(255,979)	(236,003)	(19,976)	-8.5%
Segment operating income	75,903	81,375	(5,472)	(6.7%)	64,710	72,074	(7,364)	-10.2%
Depreciation	10,067	7,708	2,359	30.6%	28,632	24,121	4,511	18.7%
Amortization	1,169	1,356	(187)	(13.8%)	3,493	3,811	(318)	-8.3%
Start-up costs (A)	207	800	(593)	(74.1%)	2,167	1,909	258	13.5%
Transaction-related costs	78	110	(32)	(29.1%)	130	184	(54)	-29.3%
Integration costs	2	-	2	**	2	30	(28)	-93.3%
Remeasurement of finance lease obligation (C)	(1,113)	439	(1,552)	**	(291)	(1,174)	883	75.2%
Adjusted EBITDA	$86,313	$91,788	$(5,475)	(6.0%)	$98,843	$100,955	$(2,112)	-2.1%
Adjusted EBITDA attributable to noncontrolling interest	(9,518)	(11,347)	1,829	16.1%	(14,561)	(14,773)	212	1.4%
Adjusted EBITDA attributable to Viad	$76,795	$80,441	$(3,646)	(4.5%)	$84,282	$86,182	$(1,900)	-2.2%
Pursuit Operating margin	41.6%	43.5%		(1.9%)	20.2%	23.4%		-3.2%
Pursuit Adjusted EBITDA margin	47.4%	49.1%		(1.7%)	30.8%	32.8%		-1.9%

Total GES Adjusted EBITDA:
Revenue	$273,447	$178,959	$94,488	52.8%	$787,050	$638,924	$148,126	23.2%
Cost of services and products	(256,815)	(184,309)	(72,506)	(39.3%)	(714,261)	(607,057)	(107,204)	-17.7%
Segment operating income (loss)	16,632	(5,350)	21,982	**	72,789	31,867	40,922	**
Depreciation	2,747	2,357	390	16.5%	8,181	6,775	1,406	20.8%
Amortization	820	989	(169)	(17.1%)	2,558	2,943	(385)	-13.1%
Total GES Adjusted EBITDA	$20,199	$(2,004)	$22,203	**	$83,528	$41,585	$41,943	**
Total GES Operating margin	6.1%	(3.0%)		9.1%	9.2%	5.0%		4.3%
Total GES Adjusted EBITDA margin	7.4%	(1.1%)		8.5%	10.6%	6.5%		4.1%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$7,567	$775	$6,792	**	$30,308	$13,452	$16,856	**
GES Exhibitions	12,632	(2,779)	15,411	**	53,220	28,133	25,087	89.2%
Total GES	$20,199	$(2,004)	$22,203	**	$83,528	$41,585	$41,943	**

Spiro Revenue	$82,205	$58,887	$23,318	39.6%	$242,585	$199,617	$42,968	21.5%
Spiro Adjusted EBITDA Margin	9.2%	1.3%		7.9%	12.5%	6.7%		5.8%

GES Exhibitions Revenue	$194,806	$122,115	$72,691	59.5%	$551,623	$446,146	$105,477	23.6%
GES Exhibitions Adjusted EBITDA Margin	6.5%	(2.3%)		8.8%	9.6%	6.3%		3.3%

** Change is greater than +/- 100 percent

(A) Includes costs primarily related to the development of Pursuit's new FlyOver attraction in Chicago and trailing costs related to the FlyOver Toronto lease exit.

(B) Includes non-capitalizable fees and expenses related to Viad’s shelf registration in 2024 and Viad’s credit facility refinancing efforts in 2023.

(C) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.

(D) Corporate Adjusted EBITDA is calculated as Corporate activities expense before depreciation, transaction-related costs and other non-recurring costs included within Corporate activities expense.